Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Neurobiological Technologies, Inc., that this Annual Report on Form 10-K for the year ended June 30, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Neurobiological Technologies, Inc.

September 27, 2002	/s/ PAUL E. FREIMAN
Paul E. Freiman Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)